UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

July 1, 2011

Date of Report (Date of earliest event reported)

SOLARWINDS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34358	73-1559348
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3711 South MoPac Expressway

Building Two

Austin, Texas 78746

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (512) 682-9300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On July 1, 2011, SolarWinds, Inc., a Delaware corporation (“SolarWinds”), completed its acquisition of TriGeo Network Security, Inc., an Idaho corporation (“TriGeo”), pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), dated as of June 20, 2011, a copy of which was filed as an exhibit to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 23, 2011 and is incorporated herein by reference.

Upon completion of the acquisition, TriGeo became a subsidiary of SolarWinds in exchange for a cash payment of $35.0 million plus an amount equal to the excess of TriGeo’s cash and other current assets minus certain current liabilities as of the closing date, all as set forth in the Merger Agreement. The foregoing description of the transaction is qualified in its entirety by the full text of the Merger Agreement.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger by and among SolarWinds, Inc., Timber Acquisition Corp., TriGeo Network Security, Inc., the Shareholders and Michelle Dickman, individually and in her capacity as Representative, dated as of July 1, 2011 (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by SolarWinds, Inc. with the Securities and Exchange Commission on June 23, 2011)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLARWINDS, INC.

Date: July 1, 2011	By:	/s/ Michael J. Berry
Michael J. Berry
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger by and among SolarWinds, Inc., Timber Acquisition Corp., TriGeo Network Security, Inc., the Shareholders and Michelle Dickman, individually and in her capacity as Representative, dated as of July 1, 2011 (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by SolarWinds, Inc. with the Securities and Exchange Commission on June 23, 2011)